EXHIBIT 4(b)

                     AMENDMENT NO. 1 TO THE AUGUST 18, 1997
            CONVERTIBLE SUBORDINATED NOTE PURCHASE AGREEMENT BETWEEN
       NATIONAL TRANSACTION NETWORK, INC. AND INTERNATIONAL VERIFACT INC.

This Amendment No. 1 (the "Amendment") to the parties' August 18, 1997 Convertible Subordinated Note Purchase Agreement (the "Agreement") is made and entered into between International Verifact Inc. and National Transaction Network, Inc., as of the 31st day of October, 1997.

WHEREAS, the parties desire to amend the Agreement, on the terms and conditions set forth herein;

NOW, THEREFORE, the parties agree that the Agreement is amended as follows:

         1. Section 1.01 of the Agreement shall be amended by replacing the reference to "$1,000,000" with "$2,000,000".

         2. Section 1.02 of the Agreement shall be amended by replacing the reference to "$1,000,000 with "$2,000,000".

         3. Exhibit II of the Agreement shall be amended by replacing the reference to "One Million Dollars ($1,000,000)" with "Two Million Dollars ($2,000,000)" in the parenthetical immediately following Section F on page 2.

This Amendment shall amend, modify and supersede, to the extent of any inconsistency, the provisions of the Agreement. All provisions of the Agreement not so modified shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have duly authorized their representatives to make and sign this First Amendment.

NATIONAL TRANSACTION NETWORK, INC.          INTERNATIONAL VERIFACT INC.


BY:     /s/ Milton A. Alpern                BY:     /s/ L. Barry Thomson
   --------------------------------            ---------------------------------
NAME:    Milton A. Alpern                   NAME:     L. Barry Thomson
     ------------------------------              -------------------------------

TITLE:     Vice President, Finance          TITLE:     President & CEO
      -----------------------------               ------------------------------


                                             BY:     /s/ Peter H. Henry
                                                --------------------------------
                                             NAME:    Peter H. Henry
                                                  ------------------------------
                                             TITLE:     Vice President, Finance
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